UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   March 12, 2010

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 354-6100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Restricted Stock Units

On March 12, 2010,  the Compensation Committee of the Board of Directors (the “Committee”) of Dresser-Rand Group Inc. (the “Company”) approved the Form of Grant Notice and Standard Terms and Conditions for awards of performance restricted stock units under the Company’s 2008 Stock Incentive Plan (the “New Form”).

The New Form governs the terms of performance restricted stock units (the “Performance RSUs”).  Performance RSUs shall vest over a three year period depending on the Company’s Relative TSR (as defined in the New Form) relative to a Peer Group (as defined in the New Form) for the periods described in the New Form.  Vested Performance RSUs shall be settled in shares of common stock.  The Committee shall determine the effect of a change in control on the Performance RSUs.

In the event of a participant’s death or disability before December 31, 2012, the award will continue to vest with respect to any uncompleted calendar years, using Relative TSR through the date of death or disability rather than through the end of the applicable calendar year(s).  If a participant’s employment terminates by reason of retirement during calendar year 2010, a pro rata portion of the target award that could vest for 2010 shall vest.  If retirement occurs during calendar year 2011 or 2012, the award continues to vest based on actual performance until the expiration date.  The unvested portion of any award will be forfeited and canceled if the participant’s employment is terminated for any reason other than death, disability or retirement.

The foregoing description of the New Form is qualified in its entirety by reference to the New Form, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Effective March 15, 2010, the Company granted Performance RSUs in the amounts set forth below to the following named executive officers included in the Company’s proxy statement for its annual meeting of stockholders held on May 12, 2009:

Name	Number of Performance RSUs
Vincent R. Volpe	29,175
Mark E. Baldwin	8,022
Mark F. Mai	5,058

A target of one-third of the Performance RSUs granted may vest on each of February 15, 2011, February 15, 2012 and February 15, 2013 if the executive remains employed by the Company over the performance period (with exceptions in case of death, disability, or retirement) and target performance is achieved.  However, payout under the Performance RSUs can range from 0% to 150% of target depending on the Company’s Relative TSR over the performance period, as set forth in the New Form.  The unvested portion of the award will be forfeited upon a termination of employment for any reason other than death, disability or retirement.

Amendment to Stock Incentive Plan

On March 15, 2010, the Committee adopted an amendment (the “Second Amendment”) to the Company’s 2008 Stock Incentive Plan (the “2008 Plan”).  The Second Amendment provides that, other than in connection with a change in the Company’s capitalization, without stockholder approval (i) the exercise price of an option award may not be reduced (including canceling previously awarded options and regranting them with a lower exercise price) and (ii) an option may not be cancelled, exchanged, substituted for, bought out by the Company or surrendered in exchange for cash, other awards or a combination thereof.

The Second Amendment also provides that options or awards of shares of restricted stock or restricted stock units granted to Executives that become exercisable, vested or may be settled (as applicable) based solely on continued employment and/or the passage of time may not become exercisable, vest or be settled (as applicable) in full until the thirty-sixth month following the grant date (or, for an award granted to induce an Executive to accept employment with the Company, until the thirty-sixth month following commencement of employment), but may be subject to pro-rata vesting over such period.  The Committee may provide for the accelerated vesting of such options or the satisfaction and/or lapse of all conditions under any such award (as applicable) in the event of retirement, death or disability or in connection with a change in control.  Notwithstanding the foregoing, the Second Amendment provides that up to 2.5% of the total awards authorized under the 2008 Plan may be granted to Executives with shorter vesting periods than the periods described above.

The Second Amendment defines “Executive” as an officer of the Company who, as of the grant date of an award under the 2008 Plan, is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Dresser-Rand Group Inc. Form of Grant Notice and Standard Terms and Conditions for Performance Restricted Stock Units.
10.2	Second Amendment to the Dresser-Rand Group Inc. 2008 Stock Incentive Plan, adopted March 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

By:	/s/ Mark E. Baldwin
Name:	Mark E. Baldwin
Title:	Executive Vice President and Chief Financial Officer

Date: March 16, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Dresser-Rand Group Inc. Form of Grant Notice and Standard Terms and Conditions for Performance Restricted Stock Units.
10.2	Second Amendment to the Dresser-Rand Group Inc. 2008 Stock Incentive Plan, adopted March 15, 2010.